UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 19, 2014

SUMMER ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Bering Drive, Suite 260
Houston, Texas 77057
(Address of principal executive offices)

(713) 375-2790
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 19, 2014, Summer Energy Holdings, Inc. (the “Company”) filed a Certificate of Designation of Rights, Preferences, Privileges and Restrictions (the “Certificate of Designation”) with respect to a class of preferred stock designated as Series B Preferred Stock (the “Series B Preferred”).   The Series B Preferred entitles holders thereof to receive a dividend payable in cash or common stock, at the election of the holder, at an annual rate of 12% of the Deemed Original Issue Price. The “Deemed Original Issue Price” of the Series B Preferred for purposes of calculating the Series B Preferred dividend is $1.00 per share, which the board of directors of the Company determined represents the estimated fair market value as of the date of grant.   The Series B Preferred dividends are payable in cash or by the issuance of common stock ten (10) days following the end of  each month, or portion thereof.   The number of shares to be paid as a dividend shall be determined based on the fair market value of the shares of common stock on the record date for the dividend.

Additional terms, conditions, rights, and privileges of the Series B Preferred include:

Voting:  Each holder of Series B Preferred is entitled to the number of votes equal to the number of shares of the Company’s common stock into which such shares of Series B Preferred held by such holder could then be converted.  The initial conversion price is $1.00 per share, and the per-share purchase price was $1.00.  As such, the initial conversion ratio is 1-1.

Conversion:

Optional Conversion.  The Series B Preferred is convertible into common stock at the election of the holder, with an initial conversion price of $1.00 per share.  The Certificate of Designation provides certain adjustments to the conversion price to adjust for stock splits, adjustments, and issuance of additional shares of stock.

Mandatory Conversion.  Additionally, the Series B Preferred will automatically be converted upon the earlier to occur of (A) the affirmative election of the holders of fifty percent (50%) of the outstanding shares of Series B Preferred, voting as a separate class, or (B) the affirmative vote of the board of directors upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, which values the Company at least $50 million and in which the gross proceeds to the Company (after underwriting discounts, commissions and fees) are at least $10 million.

Liquidation.  Upon the occurrence of any “Liquidation Event” (including a liquidation of the Company or a sale of the Company), before any distribution or payment will be made to the holders of common stock, the holders of Series B Preferred will be entitled to be paid out of the assets of the Company an amount equal to the amount of cash paid for the shares of Series B Preferred and accumulated but unpaid dividends.  The Series B Preferred ranks pari passu with the Series A Preferred Stock with regard to liquidation payments, as well as to any subsequent series of preferred stock.

Redemption.  The Company may, at any time, redeem all or a portion of the Series B Preferred upon 20 days’ notice at a price of $1.20 per share.

The foregoing is only a brief description of the material terms of the Certificate of Designation, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the full text of the Certificate of Designation, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.01                      Entry into a Material Definitive Agreement.

Item 3.02                      Unregistered Sales of Equity Securities.

On February 21, 2014, the Company entered into Series B Preferred Stock Purchase Agreements (each an “Agreement” and collectively the “Agreements”) with six (6) investors.  Pursuant to the Agreements, the Company sold an aggregate of 1,800,000 shares of the Series B Preferred, for an aggregate purchase price of $1,800,000.  Several members of the Company’s board of directors, including Neil Leibman, Tom O’Leary and Andrew Bursten, directly or indirectly participated in the offering.

The Series B Preferred were issued and sold to accredited investors in reliance upon exemptions from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

The Company’s reliance on Regulation D under the Securities Act was based in part upon written representations made by each party investing in the offering that: (a) such party is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the party agrees not to sell or otherwise transfer the securities unless they are registered under the Securities Act and any applicable state securities laws, or an exemption from such registration is available, (c) the party has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in the Company, (d) the party had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering or issuance and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the party has no need for liquidity in its investment and could afford the complete loss of such investment.  In any instant in which we relied upon Rule 506 of Regulation D promulgated under the Securities Act, management made the determination, based upon written representations, that each investor was an “accredited investor” as defined in Rule 501 of Regulation D. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

The Company’s reliance upon Section 4(a)(2) of the Securities Act was based in part upon the following factors: (a) the issuance of the securities was in connection with isolated private transactions which did not involve any public offering; (b) there were a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the securities took place directly between the offeree and the Company.

The foregoing is only a brief description of the material terms of the Agreements, and does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to the full text of the Agreement.  The Form of Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits
Exhibit No.                      Exhibit
3.1                            Series B Preferred Certificate of Designation
10.1                          Form of Series B Preferred Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 24, 2014

SUMMER ENERGY HOLDINGS, INC.

By:	/s/ Jaleea P. George
Jaleea P. George
Chief Financial Officer